FOR IMMEDIATE RELEASE

Contact:

Investor Relations:

Brinlea Johnson or Chris Danne

415-489-2189

brinlea@blueshirtgroup.com or chris@blueshirtgroup.com

drugstore.com inc. Reports Record Second Quarter 2007 Results

Highest Revenues and Gross Margins in Company History Driven by Strong OTC Sales Growth

BELLEVUE, WA - July 25, 2007 - drugstore.com, inc. (NASDAQ: DSCM), a leading online provider of health, beauty, vision, and pharmacy products, today announced its financial results for the second quarter ended July 1, 2007. The company reported record quarterly net sales of $110.4 million, driven by accelerated over-the-counter (OTC) sales growth of 22% year-over-year and a net loss of $3.0 million, or $0.03 per share. The company achieved all-time high gross margins of 22.7% and record positive adjusted EBITDA of approximately $2.0 million, representing a 24% increase over prior year. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

"In the second quarter, we reported record sales, gross margins and adjusted EBITDA, while generating positive operating cash flow," said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. "This success is a testament to our focused strategy and our improved business model. During the quarter, our Beauty.com business grew by 52% year-over-year, reflecting our positioning of the company beyond the drugstore, as a leading provider of all health, wellness, and beauty needs to our customers."

"Our record performance was accomplished while investing in a number of key business drivers to accelerate the growth of the business. During the second quarter, we continued to ramp up drop ship and introduced over 1,000 new SKUs to our site and we expect to continue to add hundreds more each month. We are improving execution and capacity of our distribution center, adding alternative payment options, developing an enhanced internal search tool and preparing for the launch of our redesigned Beauty.com site. These ongoing initiatives will modestly impact the third quarter, but we believe will lead to break-out fourth quarter results and adjusted EBITDA in the range of $8.5 million to $11.0 million for 2007," concluded Ms. Lepore.

GAAP net loss for the second quarter of 2007 was $3.0 million, or $0.03 per share, compared to a net loss of $2.2 million, or $0.02 per share, for the second quarter of 2006. The second quarter losses include $2.5 million and $1.6 million, in non-cash stock-based compensation expense for 2007 and 2006, respectively.

Outlook for Third Quarter 2007

For the third quarter of 2007, the company is targeting net sales in the range of $109 million to $111 million, a net loss in the range of $3.0 million to $3.5 million, and adjusted EBITDA in the range of $1.5 million to $2.0 million.

For the full year of 2007, the company is targeting net sales in the range of $450 million to $460 million, a net loss in the range of $8.5 million to $11.0 million, and adjusted EBITDA in the range of $8.5 million to $11.0 million.

Financial and Operational Highlights for the Second Quarter of 2007
(All comparisons are made to the second quarter of 2006)

Key Financial Highlights:

  Total contribution margin dollars increased by over 16%.
  Gross margin increased 70 basis points to a record high of 22.7%.
  Total orders grew by approximately 12% to 1.5 million, while contribution margin dollars per order grew by roughly 4% to approximately $12.
  OTC order volumes grew by approximately 20%.
  Cash, cash equivalents and marketable securities were $38.9 million at quarter end.
  Operating cash flow for the quarter was $3.1 million.

Net Sales Summary:

  OTC net sales grew by 22% to $57.5 million.
  Mail-order pharmacy net sales were down 29% to $12.5 million, while contribution margin dollars increased by 22%.
  Local pick-up pharmacy net sales were up approximately 5% to $26.6 million.
  Vision net sales grew approximately 11% to $13.8 million.
  Average net sales per order were $75. Average net sales per order were up slightly for OTC at $57, slightly down for mail-order pharmacy at $160, up slightly for local pick-up pharmacy at $105, and up by 9% to $99 for vision.
  Net sales from repeat customers[1] represented 82% of net sales.

Key Customer Milestones:

  We have served approximately 9.1 million customers since inception, including 341,000 new customers in the second quarter.
  The number of active customers [2] grew by 10% to 2.4 million.
  The average annual spend per active customer [2] was $182.
  Net sales from repeat customers exclude Weil-related CNS net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.
  Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company's CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com[TM] quarterly conference call on Wednesday, July 25, 2007 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 800-257-3401 (international callers should dial 303-262-2143) five minutes beforehand. Investors may also listen to the conference call live at www.drugstore.com (under Corporate Information), by clicking on the "audio" hyperlink. A replay of the call will be available through Friday, July 27, 2007 at 800-405-2236 (enter pass code 11093297#) or internationally at 303-590-3000 (enter pass code 11093297#) beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user's overall understanding of the company's current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company's core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company's financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated loss or cash flow data prepared in accordance with GAAP, or as a measure of the company's profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net loss is included with the financial statements attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (NASDAQ: DSCM) is a leading online provider of health, beauty, vision, and pharmacy products. The drugstore.com™ online store provides a convenient, private, and informative shopping experience that encourages consumers to purchase products essential to healthy, everyday living. The online store offers thousands of brand-name personal health care products at competitive prices; a full-service, licensed retail pharmacy; and a wealth of health-related information, buying guides, and other tools designed to help consumers make informed purchasing decisions. Consumers can personalize their shopping experiences with shopping lists, e-mail reminders for replenishing regularly used products, and private e-mail access to pharmacists for questions.

drugstore.com, inc. has been awarded the Verified Internet Pharmacy Practice Sites (VIPPS) certification by the National Association of Boards of Pharmacy (NABP) as a fully licensed facility exercising competent, safe pharmacy practices in compliance with federal and state laws and regulations.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as "target," "expect," "believe," "may," "will," "plan," "focus," "lead," "develop," "prepare," "continue," "would," "should," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: effects of changes in the economy, changes in consumer spending, fluctuations in the stock market, changes affecting the Internet, online retailing and advertising, difficulties establishing our brand, and building a critical mass of customers, the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, risks related to business combinations and strategic alliances, possible tax liabilities relating to the collection of sales tax, consumer trends, the level of competition, seasonality, the timing and success of expansion efforts, changes in senior management, risks related to systems interruptions, possible governmental regulation and the ability to manage a growing business. Additional information regarding factors that potentially could affect the business, financial condition and operating results of drugstore.com, inc. is included in the company's periodic filings with the SEC on Forms 10-K, 10-Q and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006

Net sales	$ 110,412	$ 102,436	$ 220,177	$ 206,545

Costs and expenses: (1) (2)
Cost of sales	85,317	79,945	170,379	161,834
Fulfillment and order processing	10,656	10,239	21,630	20,416
Marketing and sales	7,872	6,322	15,961	15,299
Technology and content	4,475	4,003	9,190	7,945
General and administrative	5,157	4,025	9,866	8,319
Amortization of intangible assets	306	531	750	1,061
Total costs and expenses	113,783	105,065	227,776	214,874

Operating loss	(3,371)	(2,629)	(7,599)	(8,329)

Interest income, net	356	436	806	843

Net loss	$ (3,015)	$ (2,193)	$ (6,793)	$ (7,486)

Basic and diluted net loss per share	$ (0.03)	$ (0.02)	$ (0.07)	$ (0.08)

Weighted average shares outstanding used to
compute basic and diluted net loss per share	95,006,512	93,136,203	94,753,321	93,052,927

_________
(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 186	$ 154	$ 461	$ 375
Marketing and sales	372	257	786	581
Technology and content	285	262	643	534
General and administrative	1,693	880	3,077	1,766
	$ 2,536	$ 1,553	$ 4,967	$ 3,256

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$ 457	$ 386	$ 920	$ 780
Marketing and sales	1	1	2	1
Technology and content	1,347	1,049	2,670	2,002
General and administrative	106	112	210	223
	$ 1,911	$ 1,548	$ 3,802	$ 3,006

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
(In thousands, unless otherwise indicated)	2007	2006	2007	2006

Net sales	$ 110,412	$ 102,436	$ 220,177	$ 206,545
Cost of sales	85,317	79,945	170,379	161,834
Gross profit	$ 25,095	$ 22,491	$ 49,798	$ 44,711

Gross margin	22.7%	22.0%	22.6%	21.6%

SUPPLEMENTAL INFORMATION: Segment Information:

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Net sales:
Over-the-Counter (OTC)	$ 57,527	$ 47,254	$ 113,789	$ 96,260
Mail-order pharmacy	12,451	17,405	25,929	35,705
Local pick-up pharmacy	26,639	25,329	53,112	49,542
Vision	13,795	12,448	27,347	25,038
	$ 110,412	$ 102,436	$ 220,177	$ 206,545
Cost of sales:
Over-the-Counter (OTC)	$ 40,810	$ 32,633	$ 80,461	$ 67,296
Mail-order pharmacy	10,466	14,968	21,779	30,813
Local pick-up pharmacy	23,566	22,721	47,168	44,309
Vision	10,475	9,623	20,971	19,416
	$ 85,317	$ 79,945	$ 170,379	$ 161,834
Gross profit:
Over-the-Counter (OTC)	16,717	14,621	33,328	28,964
Mail-order pharmacy	1,985	2,437	4,150	4,892
Local pick-up pharmacy	3,073	2,608	5,944	5,233
Vision	3,320	2,825	6,376	5,622
	$ 25,095	$ 22,491	$ 49,798	$ 44,711
Gross margin:
Over-the-Counter (OTC)	29.1%	30.9%	29.3%	30.1%
Mail-order pharmacy	15.9%	14.0%	16.0%	13.7%
Local pick-up pharmacy	11.5%	10.3%	11.2%	10.6%
Vision	24.1%	22.7%	23.3%	22.5%
	22.7%	22.0%	22.6%	21.6%
Variable order costs:
Over-the-Counter (OTC)	$ 5,180	$ 4,385	$ 10,548	$ 8,713
Mail-order pharmacy	952	1,588	2,073	3,190
Local pick-up pharmacy	1,101	1,038	2,189	2,030
Vision	651	648	1,298	1,309
	7,884	7,659	16,108	15,242
Contribution margin:
Over-the-Counter (OTC)	$ 11,537	$ 10,236	$ 22,780	$ 20,251
Mail-order pharmacy	1,033	849	2,077	1,702
Local pick-up pharmacy	1,972	1,570	3,755	3,203
Vision	2,669	2,177	5,078	4,313
	$ 17,211	$ 14,832	$ 33,690	$ 29,469

SUPPLEMENTAL INFORMATION: Reconciliation of Net Loss to Adjusted EBITDA (See Note 3 below):

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
(In thousands, unless otherwise indicated)	2007	2006	2007	2006

Net loss	$ (3,015)	$ (2,193)	$ (6,793)	$ (7,486)
Amortization of intangible assets	306	531	750	1,061
Amortization of non-cash marketing	573	572	1,145	1,145
Stock-based compensation	2,536	1,553	4,967	3,256
Depreciation	1,911	1,548	3,802	3,006
Interest income, net	(356)	(436)	(806)	(843)
Adjusted EBITDA	$ 1,955	$ 1,575	$ 3,065	$ 139

NOTE 3: Supplemental information related to the company's adjusted EBITDA for the three and six months ended July 1, 2007 and July 2, 2006 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q3 2007 and FY 2007 Net Loss Range to Forecasted Q3 2007 and FY 2007 Adjusted EBITDA Range

Range Calculated As:	Three Months Ended		Twelve Months Ended
	September 30, 2007		December 30, 2007
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low

Net loss	$ (3,000)	$ (3,500)	$ (8,500)	$ (11,000)
Amortization of intangible assets	250	250	1,250	1,250
Amortization of non-cash marketing	575	575	2,300	2,300
Stock-based compensation	2,400	2,400	9,500	9,500
Depreciation	2,200	2,200	8,100	8,100
Interest income, net	(425)	(425)	(1,650)	(1,650)
Adjusted EBITDA	$2,000	$ 1,500	$ 11,000	$ 8,500

drugstore.com, inc.
Consolidated Balance Sheets
(in thousands, except share data)

	July 1,	December 31,
	2007	2006
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 11,057	$ 13,393
Marketable securities	27,865	27,246
Accounts receivable, net of allowances	36,262	36,688
Inventories	25,429	26,469
Prepaid marketing expenses	2,290	2,290
Other current assets	2,840	2,615
Total current assets	105,743	108,701

Fixed assets, net	19,903	18,293
Other intangible assets, net	4,626	5,376
Goodwill	32,202	32,202
Prepaid marketing expenses and other	2,605	3,750
Total assets	$ 165,079	$ 168,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 55,926	$ 57,507
Accrued compensation	4,632	4,841
Accrued marketing expenses	3,160	3,661
Other current liabilities	1,213	1,292
Current portion of long-term debt	3,040	3,949
Total current liabilities	67,971	71,250

Long-term debt, less current portion	1,935	1,839
Deferred income taxes	945	945
Other long-term liabilities	1,466	1,610

Stockholders' equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued and outstanding shares - 95,327,445 and 94,335,027
as of July 1, 2007 and December 31, 2006, respectively	849,926	843,026
Accumulated other comprehensive loss	(30)	(7)
Accumulated deficit	(757,134)	(750,341)
Total stockholders' equity	92,762	92,678
Total liabilities and stockholders' equity	$ 165,079	$ 168,322

drugstore.com, inc.
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
	(unaudited)
Operating activities:
Net loss	$ (3,015)	$ (2,193)	$ (6,793)	$ (7,486)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	1,911	1,548	3,802	3,006
Amortization of marketing and sales agreements	573	573	1,145	1,145
Amortization of intangible assets	306	531	750	1,061
Stock-based compensation	2,536	1,553	4,967	3,256
Other, net	(6)	9	(6)	13
Changes in:
Accounts receivable	748	(1,858)	426	(2,772)
Inventories	391	(469)	1,040	3,312
Prepaid marketing expenses and other	343	175	(225)	364
Accounts payable, accrued expenses and other liabilities	(690)	97	(2,514)	(4,789)
Net cash provided by (used in) operating activities	3,097	(34)	2,592	(2,890)

Investing activities:
Purchases of marketable securities	(12,706)	(2,033)	(19,852)	(12,906)
Sales and maturities of marketable securities	11,441	1,825	19,216	15,300
Purchases of fixed assets	(2,954)	(1,975)	(5,130)	(3,326)
Net cash used in investing activities	(4,219)	(2,183)	(5,766)	(932)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	1,270	366	1,933	617
Borrowings on line of credit	-	-	300	-
Principal payments on capital lease and term loan obligations	(718)	(589)	(1,395)	(1,174)
Net cash provided by (used in) financing activities	552	(223)	838	(557)

Net decrease in cash and cash equivalents	(570)	(2,440)	(2,336)	(4,379)
Cash and cash equivalents, beginning of period	11,627	18,352	13,393	20,291
Cash and cash equivalents, end of period	$ 11,057	$ 15,912	$ 11,057	$ 15,912